UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 18, 2005

SI International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50080	52-2127278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12012 Sunset Hills Road 8th Floor Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:     (703) 234-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

On March 18, 2005, SI International, Inc., a Delaware corporation (“SI International”), entered into an Executive Employment Agreement (the “Agreement”) by and between SI International and Paul R. Brubaker, Executive Vice President and Chief Marketing Officer of SI International.  The Agreement provides for a base annual salary of $225,000.  Mr. Brubaker also is eligible to receive an annual bonus as and to the extent authorized by the Compensation Committee.

Mr. Brubaker’s term of employment continues through July 1, 2005 and automatically will be extended for additional one-year terms unless SI International or Mr. Brubaker provides written notice that such party does not wish to extend the term of the Agreement.  In addition, in the event of a change of control of SI International, Mr. Brubaker’s term of employment will continue for 12 months beyond the month in which such change of control occurred.

In the event of Mr. Brubaker’s termination of employment, the Agreement provides that he will receive severance payments consisting of his base salary and benefits for a 12-month period and any performance-based bonus earned by him prior to his termination.  In addition, in certain cases, Mr. Brubaker’s termination will result in the full vesting of any of his unvested stock options and restricted stock.

The Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01                Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

10.1	Conformed Executive Employment Agreement effective as of March 18, 2005 by and between SI International, Inc. and Paul R. Brubaker.*

The above-referenced statements may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, which are described in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties include: differences between authorized amounts and amounts received by the Company under government contracts; government customers’ failure to exercise options under contracts; changes in federal government (or other applicable) procurement laws, regulations, policies and budgets; the Company’s ability to attract and retain qualified personnel; and the important factors discussed in the Risk Factors section of the annual report on Form 10-K filed by the Company with the Securities and Exchange Commission and available directly from the Commission at www.sec.gov. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

*  Included with this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI International, Inc.

	By:	/s/ THOMAS E. DUNN
Thomas E. Dunn
Executive Vice President,
Chief Financial Officer and Treasurer

Dated: March 22, 2005

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Conformed Executive Employment Agreement effective as of March 18, 2005 by and between SI International, Inc. and Paul R. Brubaker.*

*  Included with this filing.